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                                  [LETTERHEAD]

                    Consent of Independent Public Accountants


The Board of Directors
Bay State Federal Savings Bank

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts," "Legal and Tax Opinions," "State and Local Taxation," "Tax Aspects," "Consolidated Statements of Income" and "Effects of Conversion" in the Prospectus, which is a part of the Registration Statement on Form SB-2 for Bay State Bancorp, Inc. and Form AC for Bay State Federal Savings Bank.



                                          /s/ Shatswell, MacLeod & Company, P.C.
                                              SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
February 4, 1998